Exhibit 10.1

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (the “Second Amendment”) is made and entered into as of the 31st day of October, 2005, by and between FUND VI, FUND VII, AND FUND VIII ASSOCIATES, a Georgia joint venture (hereinafter referred to as “Landlord”) and AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., a Delaware corporation (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, The Bank of New York, as successor to NationsBank of Georgia, N.A., as agent for Wells Real Estate Fund VII, L.P., and Tenant entered into that certain Lease Agreement dated March 29, 1996 (the “Original Lease”), relating to premises containing 22,607 square feet of Rentable Floor Area comprising all of the rentable floor area on the second floor of the building located at 10375 Centurion Parkway North, Jacksonville, Florida 32256 (the “Building”); and

WHEREAS, Landlord is the owner of such building and is the “Landlord” under the Lease by virtue of an assignment from Wells Real Estate Fund VII, L.P.; and

WHEREAS, by virtue of an amendment to the Custodial Agency Agreement referred to in Article 53 of the Lease, Landlord reserved the right to enter into leases and modifications of leases with respect to the properties of Landlord without joinder or consent by the agent thereunder; and

WHEREAS, Landlord and Tenant did enter into that certain First Amendment to Lease Agreement (the “First Amendment”), dated as of July 25th, 2001;

WHEREAS, the Original Lease, as modified by the First Amendment, is herein sometimes collectively referred to as the “Lease”;

WHEREAS, Landlord and Tenant desire to modify and amend the Lease for certain purposes as hereinafter provided.

NOW, THEREFORE, for and in consideration of the premises, the agreements contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties hereto, Landlord and Tenant do hereby agree as follows:

1. Defined Terms. All terms and words of art used herein, as indicated by the initial capitalization thereof, and not otherwise defined herein, shall have the same respective meanings designated for said terms and words of art in the Lease.

2. Effective Date. The effective date of this Second Amendment (the “Effective Date”) shall be March 1, 2006. This Second Amendment shall be binding on Landlord and Tenant upon the due execution and delivery of this Second Amendment by all parties hereto, notwithstanding that the Effective Date shall be a later date. Landlord and Tenant shall be bound by and shall comply with the terms of the Lease through the Effective Date.

3. Additional Demised Premises. The square footage of the Demised Premises currently leased by Tenant under the Lease, consists of 22,607 square feet of Rentable Floor Area, on the second floor of the Building, as more particularly shown on Exhibit “A”, attached hereto and by this reference incorporated herein (the “Existing Premises”). Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, under and subject to the terms of the Lease and this Second Amendment, the following space in the Building:

That certain area, consisting of 12,314 square feet of Rentable Floor Area, on the first floor of the Building, as more particularly shown on Exhibit “B” attached hereto and by this reference incorporated herein (the “Expansion Premises”).

From and after the Effective Date, the Demised Premises shall consist of 34,921 square feet of Rentable Floor Area in the Building.

4. Extension of Term of Lease. Landlord and Tenant acknowledge that the initial Lease Term of the Lease currently expires on June 30, 2006. Landlord and Tenant agree that the Lease Term shall be and is hereby extended through February 28, 2016. The period from the Effective Date (March 1, 2006), through February 28, 2016, is hereafter referred to as the “Second Extended Term”. Landlord shall deliver exclusive possession of the Expansion Premises to Tenant by November 1, 2005, for the purpose of completing the tenant fit-up and finish work therein, provided, however, that no Base Rental, Operating Expenses, Additional Rental or other rents or charges shall commence to accrue with respect to the Expansion Premises until March 1, 2006, additionally subject, however, to the “Abatement Period” referenced below.

5. Rental Rates and Terms. (a) The Second Extended Term shall be upon all of the same terms, covenants and conditions of the Lease then applicable, except as otherwise set forth herein and except that (a) the Base Rental payable by Tenant to Landlord during the first year of the Second Extended Term (March 1, 2006, through February 28, 2007) shall be calculated at the annual rate of $17.25 per square foot of Rentable Floor Area of the Demised Premises, (b) the Base Rental rate per square foot of Rentable Floor Area of the Demised Premises for the second and each succeeding year of the Second Extended Term shall be in the amount of the Base Rental rate for the preceding year of the Second Extended Term multiplied by 1.025, and (c) the Operating Expense “stop” shall be increased during the Second Extended Term to the actual Operating Expenses for the Building for calendar year 2006, on a per square foot of Rentable Floor Area per annum basis, and appropriate adjustments shall be made in the calculation of Tenant’s Additional Rental for calendar year 2006 to take into account such mid-calendar year increase in the Operating Expense “stop”.

(b) Notwithstanding the above, there shall be no Base Rental due from Tenant or accruing during the period from March 1, 2006, through September 30, 2006, (the “Abatement Period”), (said obligation to pay Base Rental recommencing as of October 1, 2006) for so long as no monetary default continues on the part of Tenant during the “Abatement Period” beyond the applicable period for written notice and cure.

6. Additional Rental. (a) Operating Expenses for the Demised Premises shall be charged and paid by Tenant as set forth in the Lease, except that the Operating Expense

“stop” shall be, under this Second Amendment and from and after the Effective Date, the actual Operating Expenses for the Building, for Calendar Year 2006, per square foot of Rentable Floor Area, per annum basis. Therefore, Tenant’s payment of said Operating Expenses during the Second Extended Term shall begin as of and shall be due from and after January 1, 2007.

(b) Notwithstanding the above, Tenant’s obligation to pay Tenant’s Share of Operating Expenses shall be limited such that the calculation of Operating Expenses for any year shall not exceed by five percent (5.0%) or more the Operating Expenses for the prior year (or the Operating Expense “stop”, respectively); provided, however, and notwithstanding the above limitation, that for the purposes of determining whether or not the aforesaid limit on increases in Tenant’s Share of Operating Expenses from year to year is exceeded or not, the components of Operating Expenses related to taxes and assessments attributable to the Property or Building or its operation, utilities costs to the Building, Property or Demised Premises, costs arising out of or in connection with new or revised governmental regulations and insurance premiums related to or payable in connection with the Building, Property or Demised Premises shall not be considered or factored in to such determination, and there shall be no limit on the amounts of Operating Expenses related to such taxes, utilities, governmental regulations and insurance premiums for the Building, Property or Demised Premises that can be passed on by Landlord to Tenant or that shall be due of Tenant at any time and from year to year, except as otherwise expressly provided for in the Lease.

7. Refurbishment and Build-Out Allowance. (a) The Expansion Premises will be provided in its then existing condition (on an “as is” basis) at the commencement of the Second Extended Term, but nevertheless subject to Article 40 of the Lease. Landlord hereby represents and warrants that the Expansion Premises will not contain any Hazardous Substances as of the Effective Date. In the event Hazardous Substances are ever discovered in the Expansion Premises and the same were present therein as of the date Landlord delivered possession thereof to Tenant or were later placed, installed, spilled or released therein by Landlord, its agents, employees or contractors, then Landlord shall immediately, at no cost or expense to Tenant, remove such Hazardous Substances from the Expansion Premises and restore the Expansion Premises, including Tenant’s decor, to the condition existing therein immediately prior to such removal. Landlord shall, at Landlord’s sole cost without reimbursement from Tenant via inclusion in Operating Expenses or otherwise, paint and cover the floor of the first (1st) floor restroom in the common areas, using Building standard paint and/or wallcovering (at Landlord’s election) and floor covering. Landlord shall provide Tenant with an allowance in an amount equal to $525,648.00 (the “Refurbishment and Build-Out Allowance”), which Refurbishment Allowance is calculated at the rate of $8.00 per square foot of Rentable Floor Area of the Existing Premises, and $28.00 per square foot of Rentable Floor Area of the Expansion Premises, to reimburse Tenant for the costs of repainting, recarpeting, and other such refurbishments which Tenant elects to have constructed in the Demised Premises, and for building out the Expansion Premises in accordance with the approved Plans and Specifications therefor (hereafter, collectively referred to as the “refurbishment work”). Said Refurbishment and Build-Out Allowance shall be applicable to the costs of labor, materials, architectural and engineering fees, permits, telecommunication wiring, and cabling, security system installation, and other refurbishment costs so incurred by Tenant for the Existing Premises and/or the Expansion Premises. All such refurbishments to the Demised Premises shall be undertaken in accordance with plans and specifications therefor prepared by Tenant and approved by Landlord

(hereafter, the “Plans and Specifications”), subject to Landlord’s prior written approval thereof prior to the commencement thereof, which approval shall not be unreasonably withheld, conditioned or delayed. The only coordination activities that Landlord shall be obligated to perform in connection with the refurbishment work shall be Landlord’s review of plans, Landlord’s review of Tenant’s request for payment of the Refurbishment and Build-Out Allowance, including the lien waivers submitted therewith, the coordination of entry to the Building by Tenant’s contractors, and the coordination of the use by Tenant and its contractors of the freight elevator in connection with the refurbishment work. Landlord shall provide Tenant with Landlord’s written approval (or disapproval) of said Plans and Specifications within five (5) business days after Tenant’s initial submittal (or resubmittal, as the case may be) thereof to Landlord. Any approval by Landlord of the Plans and Specifications or other items submitted to and/or reviewed by Landlord in connection with the refurbishment work shall be deemed to be strictly limited to an acknowledgment of approval or consent by Landlord thereto, and such approval or consent shall not constitute the assumption by Landlord of any responsibility for the accuracy, sufficiency or feasibility of the Plans and Specifications or other such items and shall not imply any representation or warranty by Landlord that the design is safe, feasible, structurally sound or will comply with any legal or governmental requirements.

(b) Tenant shall be responsible for coordinating and performing all build-out and refurbishment work in the Demised Premises. The general contractor engaged by Tenant to perform such refurbishments to and the build-out of the Demised Premises shall also be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld. Tenant’s request for approval of the proposed general contractor shall include a Contractor’s Qualification Statement for such contractor on form AIA-305. The refurbishment and any original build-out work shall be performed in a good and workmanlike manner and in accordance with all laws, codes and governmental regulations applicable thereto. Tenant shall be responsible for obtaining all permits for such refurbishment work. The general contractor performing such refurbishment work shall maintain commercial general liability insurance with limits of liability of not less than $2,000,000, combined single limits, and Landlord shall be named as an additional insured under such policy. Tenant shall cause the general contractor to provide to Landlord a certificate of such insurance prior to the commencement of the refurbishment work. Tenant shall not be required to perform its refurbishment or build-out work during weekends or evenings, or provide any performance bond or other security therefor. Tenant shall not be required to pay any management, coordination, supervision or review fee to the Landlord, nor shall any such fee be charged against the Refurbishment and Build-Out Allowance.

(c) Upon substantial completion of the refurbishment and build-out work, Tenant shall provide Landlord with invoices evidencing the total cost of the materials and labor expended for the refurbishment work, as well as unconditional final lien waivers from all contractors, subcontractors, laborers and material suppliers providing materials and labor for said refurbishment work. Within thirty (30) days after receipt thereof, Landlord shall pay to Tenant the lesser of (i) the Refurbishment and Build-Out Allowance, or (ii) the total cost of the refurbishment and build-out work. The Refurbishment and Build-Out Allowance shall only be due for work completed prior to December 31, 2006.

(d) If the total cost of such refurbishment and build-out work shall be less than the sum of the Refurbishment and Build-Out Allowance, the excess amount may, at Tenant’s option, be applied toward soft costs associated with such construction, such as professional fees, and furniture and cabling installed within the Demised Premises.

8. Early Termination. Subject to and in accordance with the terms and provisions set forth in this Article 8, and provided that American Express Travel Related Services Company, Inc. (or an “affiliate” thereof, as defined in Article 20 of the Lease) is the Tenant under this Lease, Tenant shall have the right to terminate this Lease as to all of the space within the Demised Premises, said termination to be effective, at Tenant’s sole option, as of February 28, 2011 (which would be the first Cancellation Option) or as of February 28, 2013 (which would be the second Cancellation Option) (either being herein referenced to as a “Cancellation Option”). Either such Cancellation Option shall be effective by providing Landlord with written notice of Tenant’s election to terminate this Lease at least twelve (12) months prior to the applicable proposed date of termination of the Lease and by paying to Landlord the “Early Termination Payment” (as hereinafter defined) within thirty days after delivery of the notice of termination. Tenant may not exercise the option to terminate this Lease as provided herein if any event of default by Tenant under the Lease has occurred and is continuing beyond the applicable period for notice and cure. The Early Termination Payment under this Paragraph 8 shall be in the amount which is equal to (i) the aggregate of the unamortized balances, as of the effective date of the proposed termination, of the Refurbishment and Build Out Allowance amount and brokerage commission amounts incurred by Landlord with respect to the extension of the Lease Term under this Second Amendment, amortized on a straight-line basis over the period from the Effective Date through February 28, 2016, assuming that such amounts bear interest at the rate of 10.0% per annum, with the unamortized balance calculated with respect to the period following the effective date of termination, plus (ii) an amount equal to (a) four (4) times the Base Rental due for the month of February, 2011, if the first Cancellation Option is exercised by Tenant, or (b) two (2) times the Base Rental due for the month of February, 2013, if the second Cancellation Option is exercised by Tenant. Upon the giving of a valid termination notice in accordance with this Article 8 and the timely payment to Landlord of the Early Termination Payment, the Lease Term shall expire and terminate on the appropriate date of termination as fully and completely as if such date were the date herein originally fixed for the expiration of the Lease Term, and Tenant and Landlord shall remain liable for all of their respective obligations and undertakings under this Second Amendment through such early termination date as though such early termination date were the original expiration date of the Lease Term.

9. Contraction Option. Subject to and in accordance with the terms and provisions set forth in this Article 9, and provided that American Express Travel Related Services Company, Inc. (or an “affiliate” thereof, as defined in Article 20 of the Lease) is the Tenant under this Lease, Tenant shall have the one-time right to terminate this Lease with respect to a portion of the Demised Premises and thereby contract the Demised Premises by not less than 5,000 and not more than 10,000 rentable square feet (hereafter, the “Contraction Premises”), said contraction to be effective, at Tenant’s sole option, as of February 28, 2011 (which would be the first Contraction Option) or as of February 28, 2013 (which would be the second Contraction Option) (either being herein referenced to as a “Contraction Option”). Either such Contraction Option shall be effective by providing Landlord with written notice of Tenant’s election to so contract the Demised Premises at least twelve (12) months prior to the applicable proposed date of contraction and by paying to Landlord the “Early Contraction Payment” (as hereinafter defined) within thirty days after agreement by the parties with respect to the size and location of the Contraction Premises. Tenant may not exercise the option to contract the Demised Premises as provided herein if any event of default by Tenant under the Lease has occurred and is continuing beyond the applicable period for notice and cure. The Early Contraction Payment under this Paragraph 9 shall be in the amount which is equal to (i) the aggregate of the unamortized balances, as of the effective date of the proposed contraction, of the Refurbishment and Build Out Allowance amount and brokerage commission amounts incurred by Landlord with respect to the extension of the Lease Term under this Second Amendment which are proportionately attributable to the Contraction Premises (i.e. allocated on a square foot basis over the entire Demised Premises), amortized on a straight-line basis over the period from the Effective Date through February 28, 2016, assuming that such amounts bear interest at the rate of 10.0% per annum, with the unamortized balance calculated with respect to the period following the effective date of contraction, plus (ii) an amount equal to (a) four (4) times the Base Rental proportionately attributable to the Contraction Premises which is due for the month of February, 2011, if the first Contraction Option is exercised by Tenant, or (b) two (2) times the Base Rental proportionately attributable to the Contraction Premises which is due for the month of February, 2013, if the second Contraction Option is exercised by Tenant. Upon the giving of a valid contraction notice in accordance with this Article 9 and the timely payment to Landlord of the Early Contraction Payment, the Contraction Premises shall cease to be leased by Tenant as of the effective date of contraction as if the same were the date herein originally fixed for the expiration of the Lease Term with respect thereto, and Tenant and Landlord shall remain liable for all of their respective obligations and undertakings with respect to the Contraction Premises through such early contraction date as though such early contraction date were the natural expiration date of the Lease Term.

The exact size and location of the Contraction Premises shall be initially proposed by Tenant in Tenant’s written notice of its election to contract the Demised Premises and shall be subject to Landlord’s prior approval, not to be unreasonably withheld, conditioned or delayed. In determining the acceptability of the size and location of the proposed Contraction Premises, the following standards shall apply:

(i) the Contraction Premises shall be internally contiguous;

(ii) to the extent possible, after the removal of the Contraction Premises from the Demised Premises, the remaining Demised Premises shall be internally contiguous;

(iii) the Contraction Premises shall be on the first floor only, shall be of a configuration which is marketable as office space on commercially reasonable terms, and it shall have access to the restrooms and fire stairs on the first floor, it shall have an approximately proportionate share of the exterior window walls on the first floor, and it shall have direct exposure to the elevator lobby on the first floor; and

(iv) no contraction shall leave Tenant with less than 3,000 square feet of Rentable Floor Area on the first floor.

Landlord shall notify Tenant of its approval or disapproval of the proposed Contraction Premises within ten (10) days after receipt of Tenant’s written notice thereof. In the event

Landlord disapproves of Tenant’s location of the proposed Contraction Premises, then Landlord shall within five (5) business days thereafter, provide Tenant with a floor plan showing a revised location which is acceptable to Landlord and the estimated square footage thereof, which shall not vary by more than 3% of that originally proposed by Tenant. Tenant shall have ten (10) business days after receipt thereof in which to notify Landlord of its approval or disapproval thereof or any proposed modification to such floor plan. Failure to so notify Landlord within such ten (10) business day period as aforesaid shall constitute acceptance of Landlord’s revised location. In the event Tenant timely notifies Landlord of its rejection of such revised location of the Contraction Premises, then the parties shall continue, in good faith, to reach agreement upon the same, applying again the aforesaid standards and time periods. In the event Tenant shall exercise such right to reduce the size of the Demised Premises as provided herein, and the parties thereafter fail to come to agreement with respect to the size and location of the Contraction Premises, then Tenant shall have the right to revoke its notice of exercise of contraction via written notice to Landlord.

10. Right to Lease Expansion Space. In lieu of and in substitution for any expansion rights under the Lease, provided the Lease is then in full force and effect and as Tenant is in full compliance with the terms and conditions of the Lease, and there has been no assignment of any of Tenant’s interest in the Lease other than to an affiliate, then Tenant shall have a right of first offer on any space in the Building which is contiguous to the then constituted Demised Premises and which becomes available for lease hereafter (the “Expansion Space”), on the following terms and conditions:

(a) If there is sufficient time remaining in the Second Extended Term such that there would be at least three (3) years left in the Second Extended Term after Tenant commences paying Base Rental on the Expansion Space in question, then Landlord shall give notice to Tenant of Landlord’s desire to lease the Expansion Space.

(b) Tenant shall have ten (10) business days after Landlord’s notice to respond as to whether or not Tenant desires to lease the Expansion Space (and Tenant must lease all of the Expansion Space offered by Landlord). If Tenant elects not to lease the Expansion Space or fails to respond within the ten (10) day period, Landlord shall be free to lease the Expansion Space to any third party for a period of twelve (12) months following the date the notice was delivered to Tenant. If Landlord has not leased such space to any third party within such twelve (12) month period, or if the lease of such third party expires (without any extensions thereof being exercised) or is terminated prior to the expiration of the Term hereunder, Tenant’s rights to lease Expansion Space, as granted hereunder, shall again apply to the Expansion Space.

(c) If Tenant elects to lease the Expansion Space in question, the Base Rental and Additional Rental for the Expansion Space in question shall be at the then escalated rate of Base Rental and Additional Rental (on a per square foot of Rentable Floor Area per annum basis) of the Demised Premises, with such Base Rental and Additional Rental annually increasing as set forth in this Second Amendment.

(d) The Rent for the Expansion Space shall commence on the earlier to occur of (i) sixty (60) days after Tenant’s notice of election to lease the Expansion Space, or (ii) the date Tenant first occupies the Expansion Space.

(e) If Tenant elects to lease the Expansion Space, then Tenant shall cause the tenant fit-up and finish work in the Expansion Space to be completed in accordance with plans and specifications to be agreed upon by Landlord and Tenant, in their respective reasonable judgment. Landlord shall provide an allowance for the tenant fit-up and finish work in the Expansion Space (the “Expansion Space Allowance”), based on an allowance of $28.00 per square foot of Rentable Floor Area in the Expansion Space, and multiplied (and reduced) by a fraction, the numerator of which shall be the number of months left in the term after Tenant commences paying Base Rental on the Expansion Space in question, and the denominator of which shall be 120. To the extent the costs to complete the tenant fit-up and finish work in the Expansion Space are greater than the Expansion Space Allowance, then the amount of such excess shall be paid by Tenant without reimbursement by Landlord.

(f) Except as expressly set forth to the contrary herein, all other terms and conditions of this Lease shall apply to the Expansion Space so leased by Tenant, and from and after the date Tenant elects to lease the Expansion Space in question, said Expansion Space shall be and shall be deemed to be a part of the Demised Premises.

11. Additional Options to Extend Lease Term. Article 6 of the First Amendment and Article 48 of the Lease are hereby deleted in their entirety. The parties hereby agree as follows:

Additional Options to Extend. Tenant is hereby granted the right and option to extend the Lease Term for one additional period of five (5) years (the “Third Extended Term”) by providing Landlord with written notice thereof no later than June 1, 2015. The Third Extended Term shall be upon the same covenants, agreements, terms and provisions that are contained herein for the Second Extended Term, except as expressly provided herein to the contrary. Tenant may not exercise the option to extend the Lease Term for the Third Extended Term if an event of default by Tenant under this Lease has occurred and is continuing beyond the applicable period for written notice and cure. The Base Rental rate for the Third Extended Term shall be 95% of the Market Rental Rate in effect as of March 1, 2016. For purposes of this section, “Market Rental Rate” shall mean the annual effective rental rate per square foot of Rentable Floor Area then being charged by landlords under new leases of office space in the Deerwood Park area of Jacksonville, Florida, for space similar to the Demised Premises in a building of comparable quality and with comparable parking and other amenities. In determining the Market Rental Rate, Landlord and Tenant (and any appraisers, if applicable) shall take into account the fact that Tenant shall pay Tenant’s Share of the annual Operating Expenses in excess of a base amount. Also, in determining the Market Rental Rate, Landlord and Tenant (and any appraisers, if applicable) shall compare actual rental rates only (after making appropriate adjustments resulting from the foregoing facts) and shall take into consideration any discounts, allowances, free rent, remodeling credits, construction allowances and other concessions and inducements granted by other landlords. If Landlord and Tenant cannot agree on the amount of such Market Rental Rate prior to September 1, 2015 (the “Determination Deadline”), Landlord and Tenant agree that the determination of the Market Rental Rate for the applicable Extended Term shall be made in accordance with the following procedure. Landlord and Tenant shall each appoint one (1) appraiser within nine (9) business days after the Determination

Deadline. Those two (2) appraisers shall promptly appoint a third (3rd) appraiser. Each appraiser appointed hereunder shall be a member of the American Institute of Real Estate Appraisers (or successor organization) having at least ten (10) years experience in appraisal of office buildings and office rental rates in the metropolitan Jacksonville, Florida, area. If such appraisers fail to appoint such third (3rd) appraiser within ten (10) business days after notice of their appointment, then either Landlord or Tenant, upon written notice to the other, may request the appointment of a third (3rd) appraiser by the then President of the Board of Realtors in the Jacksonville, Florida area or any then similar existing body. Each appraiser so appointed shall independently make appraisals of the Market Rental Rate of the Demised Premises. Except as hereinafter provided, the Market Rental Rate of the Demised Premises for the applicable Extended Term shall be the average of the three (3) appraisals of the Market Rental Rate; provided, however, if the determination of the Market Rental Rate of one (1) appraiser is disparate from the median of all three (3) determinations of Market Rental Rate by more than twice the amount by which the other determination is disparate from the median, then the determination of such appraiser shall be excluded, the remaining two (2) determinations shall be averaged and such average shall be binding and conclusive on Landlord and Tenant. If, after notice by either Landlord or Tenant of the appointment of an appraiser by the party giving such notice, the other party to whom such notice is given shall fail, within a period of ten (10) business days after such notice, to appoint an appraiser, then the appraiser so appointed by the party giving notice shall have the power to proceed as sole appraiser to determine the Market Rental Rate of the Demised Premises. Landlord shall pay the fees and expenses of the person appointed by Landlord as an appraiser hereunder, and Tenant shall pay the fees and expenses of the person appointed by Tenant as an appraiser hereunder. Landlord and Tenant shall each pay one-half (1/2) of the fees and expenses of the third (3rd) appraiser appointed pursuant to the provisions of this Article.

12. Parking. Tenant shall have the right to use the parking facilities for the Building on an unreserved and non-exclusive basis, at a ratio of four and one-half (4.5) parking spaces per 1,000 square feet of Rentable Floor Area leased by Tenant, subject to such reasonable rules as Landlord may impose from time to time on such parking facilities and all of the users of such parking facilities.

13. Tenant’s Right To Install Satellite Antenna Module.

(a) Subject to the terms and conditions as described below, Tenant shall have the right to place on the roof of the Building a satellite antenna module (the “Antenna”) and related hardware and cabling, connected to the Premises, to service and serve the Premises and provide and facilitate communications to and from the Demised Premises.

(b) Tenant hereby covenants and agrees to obtain and pay for all permits and license fees which may be required to be paid for the erection and maintenance of any and all such Antenna. The right of Tenant to install such Antenna is expressly conditioned upon Tenant’s Antenna not interfering with any antennae presently existing on or within the Project, and Tenant hereby covenants and agrees that this Antenna will not so interfere.

(c) Tenant shall furnish detailed plans and specifications for such Antenna systems to Landlord for Landlord’s consent, which consent shall not be unreasonably withheld, conditioned or delayed, provided Landlord may condition its consent by requiring that such systems be installed in the least conspicuous of all acceptable locations on which the systems might be located and that all components and elements thereof (except the terminal devices and structures) be concealed from view from within and without the Building. Upon the giving of such consent, such systems shall be installed, at Tenant’s expense, by a contractor selected by Tenant and approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed by Landlord, except with respect to any contractor which shall perform work on the roof of the Building, which such contractor Landlord shall have a right to consent to or deny consent to, in Landlord’s sole and absolute discretion. In the installation of such systems, Tenant shall comply with all applicable laws, and keep the Demised Premises, Building and Property free and clear from liens arising from or related to Tenant’s installation, and Tenant’s insurance provided under the Lease shall be extended to cover Tenant’s liabilities with respect to the Antenna. Tenant shall be entitled to use such portions of the Building as may be reasonably necessary for the installation, operation and maintenance of the Antenna, and Tenant shall have reasonable access to such portions of the Building at all times throughout the term of this Lease for such purposes; provided however, that except for the roof, any cables, conduits or other physical connections between such Antenna and the Demised Premises shall be concealed underground or within permanent walls, floors, columns and ceilings of the Building and in the shafts of the Building provided for such installations, not damaging the appearance of the Building or reducing the usable or rentable space of the Building; and provided further, that except for the roof and Demised Premises, any installation or maintenance work performed by Tenant or at Tenant’s direction shall be performed without unreasonably interfering with Landlord’s or any other tenant’s use of the Building, and upon completion of such installation and maintenance (initially and from time to time) Tenant shall restore such portions of the Building to a condition reasonably comparable to that existing prior to such installation or maintenance, reasonable wear and tear excepted. Tenant shall be responsible for procuring whatever licenses or permits may be required for the use of such systems or operation of any equipment served thereby, and Landlord shall cooperate with Tenant, at Tenant’s expense, in procuring such licenses or permits, to the extent required by applicable laws. Landlord makes no warranties whatsoever as to the permissibility of such systems under applicable laws. Tenant’s Antenna shall not constitute a nuisance, or unreasonably interfere with the operations of other tenant of the Building or with the normal use of the area surrounding the Building by occupants thereof. Upon termination or expiration of this Lease, Tenant shall remove the Antenna installed by it pursuant to this Paragraph, at its expense, and shall repair and restore the Building to a condition comparable to that existing prior to such installation, normal wear and tear excepted.

(d) Landlord reserves the right to relocate said Antenna at any time, at no expense to Tenant, provided such relocation shall have no material adverse impact on the operations of such Antenna as a service to the Demised Premises. Tenant shall not be charged any rental or other fee for the use of the Building’s rooftop space or risers incident to the installation and maintenance of the Antenna.

14. Signage. Tenant shall have the right to have one signage band on the exterior monument sign for the Building, in Landlord’s customary style of sign graphics, listing Tenant’s name and logo. In addition, at Landlord’s expense, Tenant shall have the right to install signs in the elevator lobbies of each floor which is leased in its entirety by Tenant, as well as suite signage at all entrances to Tenant’s Demised Premises. The exact size, location, design and content of such signs shall be subject to Landlord’s consent, such consent not to be unreasonably withheld or delayed, but Landlord hereby consents to the use of Tenant’s standard logotype and colors. Tenant shall also have the right, at no charge, to use a pro rata portion of the Building directory, based on the rentable square feet contained within the Demised Premises and the rentable square feet within the Building.

15. Subordination and Non-Disturbance. Landlord shall obtain and deliver to Tenant from any present or future mortgagee, trustee, fee owner, prime lessor or any person having an interest in the Premises superior to this Lease (a “Superior Interest”) a written subordination and non-disturbance agreement providing that so long as Tenant performs all of the terms, covenants and conditions of this Tenant such that it is not in default beyond the applicable period for notice and cure, and agrees to attorn to the mortgagee, beneficiary of the deed of trust, purchaser at a foreclosure sale, prime lessor or fee owner, Tenant’s rights under this Lease shall not be disturbed and shall remain in full force and effect for the Term, and Tenant shall not be joined by the holder of any mortgage or deed of trust in any action or proceeding to foreclose thereunder. Landlord represents and warrants that, as of the date hereof, there is no Superior Interest on the Building or Property.

16. Broker. Landlord has been represented by and will pay a commission to Commercial Jacksonville, a Cushman & Wakefield affiliate (“Landlord’s Broker”). Tenant represents and warrants to Landlord that, except for Trammell Crow Company, no broker, agent, commission salesperson, or other person has represented Tenant in the negotiations for and procurement of this Second Amendment and that (except for Trammell Crow Company) no commissions, fees, or compensation of any kind are due and payable by Landlord in connection with this Second Amendment and the extension of the Lease Term for the Second Extended Term to any broker, agent, commission salesperson, or other person as a result of any act or agreement of Tenant. Tenant agrees to indemnify and hold Landlord harmless from all loss, liability, damage, claim, judgment, cost or expense (including reasonable attorneys’ fees and court costs) suffered or incurred by Landlord as a result of a breach by Tenant of the representation and warranty contained in the immediately preceding sentence or as a result of Tenant’s failure to pay commissions, fees, or compensation due to any broker who represented Tenant, whether or not disclosed, or as a result of any claim for any fee, commission or similar compensation with respect to this Second Amendment made by any broker, agent or finder (other than Trammell Crow Company) claiming to have dealt with Tenant. Landlord agrees to indemnify and hold Tenant harmless from all loss, liability, damage, claim, judgment, cost or expense (including reasonable attorney’s fees and court costs) suffered or incurred by Tenant as a result of Landlord’s failure to pay commissions, fees or compensation due to Landlord’s Broker, or if Landlord’s Broker fails to pay a commission to Trammell Crow Company as a result of this Second Amendment or to any broker who represented Landlord, whether or not disclosed, with respect to this Second Amendment, including Wells & Associates, Inc.

17. Proprietary Information. Landlord has no right to use, directly or indirectly, the trade names, trademarks or other intellectual property of Tenant in connection with any product, service, promotion or publication without the prior written approval of Tenant. Landlord shall not use Tenant’s name or mark, or those of its Affiliates, or refer to or identify Tenant or any

Affiliate in any advertising or publicity releases or promotional or marketing correspondence without Tenant’s prior written consent, which may be withheld in Tenant’s sole discretion.

18. Notices. Unless and until Landlord is notified otherwise, all notices to Tenant shall be sent to:

American Express Company

Attn: Vice President, Global Real Estate

Three World Financial Center

200 Vesey Street

New York, NY 10285

With a copy at the same time and in the same manner to:

Trammell Crow Company

Attn: Portfolio Manager—American Express

300 Pinnacle Way,

M/C 1101-01-11

Norcross, GA 30071

and

American Express Lease Administration

1 South Wacker, Suite 800

Chicago, IL 60606-3392

Rent related invoices and statements shall be sent to:

RSM McGladrey Business Services, Inc.

Attn: Manager Lease Administration—Amex

P.O. Box 06320

Wacker Drive Station

Sears Tower

Chicago, IL 60606-0320

Unless and until Tenant is notified otherwise, all notices to Landlord shall be sent to:

Wells Operating Partnership, L.P.

6200 The Corners Parkway, Suite 250

Norcross, Georgia 30092-2295

Attention: Asset Manager, Southern Region

and all rent payments shall be sent to:

Wells Real Estate

P. O. Box 409849

Atlanta, GA 30384-9849

19. Ratification. Except as expressly modified herein, the Lease shall remain in full force and effect, and, as modified herein, is expressly ratified and confirmed by the parties hereto.

20. Binding Effect. This Second Amendment shall be binding upon and shall inure to the benefit and Landlord and Tenant and their respective legal representatives, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be signed and their respective seals to be hereunto duly affixed as of the day, month and year first above written.

LANDLORD:

FUND VI, FUND VII, AND FUND VIII ASSOCIATES, a Georgia joint venture

By:	Wells Real Estate Fund VI, L.P., a Georgia limited partnership, as venturer

	By:	Wells Partners, L.P., a Georgia limited partnership, as general partner

		By:	Wells Capital, Inc., a Georgia corporation, general partner

By:
Name:
Title:
(Corporate Seal)

By:	Wells Real Estate Fund VII, L.P., a Georgia limited partnership, as venturer

	By:	Wells Partners, L.P., a Georgia limited partnership, as general partner

		By:	Wells Capital, Inc., a Georgia corporation, general partner

By:
Name:
Title:
(Corporate Seal)

By:	Wells Real Estate Fund VIII, L.P., a Georgia limited partnership, as venturer

	By:	Wells Partners, L.P., a Georgia limited partnership, as general partner

		By:	Wells Capital, Inc., a Georgia corporation, general partner

By:
Name:
Title:
(Corporate Seal)

TENANT:

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., a Delaware corporation

By:	Trammell Crow Corporate Services, Inc., its Authorized Representative

By:
Name:
Title:

By:
Name:
Title:

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